UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2005

Biogen Idec Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19311	33-0112644
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14 Cambridge Center, Cambridge, Massachusetts		02142
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   (617) 679-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     On January 5, 2005, the Registrant entered into an agreement with William H. Rastetter, Ph.D., the Registrant’s Executive Chairman, regarding Dr. Rastetter’s use of a company-owned condominium in Cambridge, Massachusetts. The agreement sets forth the general terms and conditions under which Dr. Rastetter will continue to occupy the condominium and is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits

10.1	Letter agreement dated as of January 5, 2005 between the Registrant and William H. Rastetter, Ph.D., the Registrant’s Executive Chairman, regarding Dr. Rastetter’s use of a company-owned condominium in Cambridge, Massachusetts.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biogen Idec Inc.
By:	/s/ Anne Marie Cook
Anne Marie Cook
Vice President, Chief Corporate Counsel

Date:   January 6, 2005

Exhibit Index

10.1	Letter agreement dated as of January 5, 2005 between the Registrant and William H. Rastetter, Ph.D., the Registrant’s Executive Chairman, regarding Dr. Rastetter’s use of a company-owned condominium in Cambridge, Massachusetts.